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                                                                    Exhibit 10.3

                     SECOND SUPPLEMENTAL WARRANT AGREEMENT

     SECOND SUPPLEMENTAL WARRANT AGREEMENT (the "Agreement") dated as of
May 27, 1999, between THE KROGER CO., an Ohio corporation (the "Company"), and THE YUCAIPA COMPANIES, a California general partnership, or its registered permitted assigns (the "Consultant").

     WHEREAS, Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), has become a wholly-owned subsidiary of the Company as a result of the transactions (collectively, the "Merger") contemplated in the Agreement and Plan of Merger dated as of October 18, 1998 (the "Merger Agreement") by and between the Company, Jobsite Holdings, Inc., a Delaware corporation, and Fred Meyer.

     WHEREAS, Smith's Food and Drug Centers, Inc., a Delaware corporation ("Smith's"), became a wholly-owned subsidiary of Fred Meyer as a result of the transaction (the "Smith's Merger") contemplated in the Agreement and Plan of Reorganization and Merger dated as of May 11, 1997, between Smith's and FM Stores, Inc., a Delaware corporation and predecessor to Fred Meyer.

     WHEREAS, prior to the effective date of the Smith's Merger, Smith's was a party to a Warrant Agreement dated May 23, 1996 (the "Warrant Agreement") between Smith's and the Consultant pursuant to which Smith's issued 1,842,555 warrants to purchase an aggregate of 1,842,555 shares of Class C Common Stock, $.01 par value per share, of Smith's.

     WHEREAS, upon consummation of the Smith's Merger, the Warrant Agreement was supplemented pursuant to its terms and Fred Meyer became a party to a Supplemental Warrant Agreement dated September 9, 1997 (the "First Supplement") between Fred Meyer and the Consultant pursuant to which Fred Meyer issued 3,869,366 warrants to purchase an aggregate of 3,869,366 shares of common stock, $.01 par value per share, of Fred Meyer (as adjusted to account for a 2-for-1 stock split subsequent to the effective date of the First Supplement). Defined terms used herein and not otherwise defined herein have the meanings set forth in the Warrant Agreement as supplemented by the First Supplement.

     WHEREAS, pursuant to the terms of the Merger Agreement, the Warrant Agreement and the First Supplement, the Company is required to enter into a supplemental warrant agreement to provide for the issuance of common stock ("Common Stock") of the Company upon exercise of the warrants subject to the Warrant Agreement and the First Supplement.
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     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Agreement, the Warrant Agreement, the First Supplement and the Merger Agreement, the parties hereto agree as follows:

     SECTION 1. The Warrant Agreement, as supplemented by the First Supplement, is hereby amended such that, unless the context requires otherwise, the following defined terms contained therein shall have the meanings set forth below:

          (a) "Common Stock" shall mean and refer to the Common Stock of the Company.

          (b) "Company" shall mean and refer to The Kroger Co., an Ohio corporation.

          (c) "Holder(s)" shall mean and refer to the registered holder(s) of the Warrant Certificates or the New Warrant Certificates, as defined below.

          (d) "Merger Agreement" shall mean and refer to the Agreement and Plan of Merger dated as of October 18, 1998, by and between the Company, Jobsite Holdings, Inc. and Fred Meyer.

          (e) "Warrant Shares" shall mean and refer to the Common Stock of the Company issuable upon exercise of the Warrants.

          (f) "Warrants" shall mean and refer to the 3,869,366 warrants, as described herein, in the First Supplement and in the Warrant Agreement, to purchase an aggregate of 3,869,366 shares (subject to adjustment) of Common Stock of the Company, pursuant hereto and pursuant to the Merger Agreement.

     SECTION 2. Subject to the terms and conditions of the Warrant Agreement and the First Supplement, the Company shall issue shares of its Common Stock as set forth in Section 3 hereof to Holders of Warrants upon exercise of such Warrants.

     SECTION 3. The Warrants shall be exercisable initially for an aggregate of 3,869,366 Warrant Shares at an Exercise Price of $23.80952 per share, subject in each case to the adjustment provisions contained in the Warrant Agreement.

     SECTION 4. Upon tender and delivery to the Company by any Holder of Series A Warrant Certificates or Series B Warrant Certificates (as defined in the Warrant Agreement) or both and upon cancellation thereof, the Company shall issue and deliver new warrant certificates ("New Warrant Certificates") evidencing the Warrants of such tendering Holders. The New Warrant Certificates shall reflect the amendments to the Warrant Agreement and the First
Supplement contained herein.


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Series A Warrant Certificates and Series B Warrant Certificates shall continue to be valid evidence of the Warrants, and shall continue to be exercisable for the Common Stock of the Company pursuant to the terms hereof and in the Warrant Agreement, as supplemented by the First Supplement. The New Warrant Certificates shall comply with and be subject to all of the terms and conditions of the Warrant Agreement, as supplemented, applicable to the Warrant Certificates.

     SECTION 5. Section 12 of the Warrant Agreement is hereby amended so that notices shall be made as set forth therein to the Company at 1014 Vine Street, Cincinnati, Ohio 45202, Attn: Chief Financial Officer, with a copy to the General Counsel.

     SECTION 6. The Company hereby assumes all obligations of Fred Meyer under the Warrant Agreement and the First Supplement thereto and agrees to be bound by all of the provisions thereof, as amended by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                   THE KROGER CO.


                                   By: /s/ Paul W. Heldman
                                      ------------------------------
                                   Name: Paul W. Heldman
                                   Title: Senior Vice President


                                   THE YUCAIPA COMPANIES

                                   By: /s/ Ronald W. Burkle
                                      ------------------------------
                                   Name: Ronald W. Burkle
                                   Title: Managing General Partner